                                                                   EXHIBIT 11.1

                  APPLIEDTHEORY CORPORATION AND SUBSIDIARIES

                CALCULATION OF LOSS PER SHARE (UNAUDITED) (1)

                                                               THREE MONTHS ENDED
                                                                 JUNE 30, 2001
                                                               ------------------
Weighted average shares outstanding:
Common stock:
       Shares outstanding at beginning of period                       26,432,341
       Weighted average shares issued during three months
       ended June 30, 2001 (1,122,897 shares)                             634,149
                                                                  ---------------
                                                                       27,066,490
                                                                  ===============
Net loss                                                          $   (16,857,000)
                                                                  ===============

Loss per share attributable to common stockholders                $        (0.62)
                                                                  ===============



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(1)  For a discussion of loss per share, see Note D of the Notes to the
     Financial Statements provided in Part I, Item 1 of our Form 10-Q for the period ended June 30, 2001.


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